UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2006

CENTURY PROPERTIES GROWTH FUND XXII

(Exact name of Registrant as specified in its charter)

California	0-13418	94-2939418
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation or	File Number	Identification Number)
Organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Century Properties Growth Fund XXII, a California limited partnership (the “Registrant”), owns a 100% interest in Plantation Creek CPGF 22 L.P., a Delaware limited partnership (the “Partnership”). The Partnership owns Plantation Creek Apartments (“Plantation Creek”), a 484-unit apartment complex located in Atlanta, Georgia.  On March 13, 2006 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, TVO Real Estate Corporation, an Illinois Corporation (the “Purchaser”), to sell Plantation Creek to the Purchaser for a total sales price of $27,000,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $27,000,000 subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $150,000 to Fidelity National Title Company (“Escrow Agent”).

FEASIBILITY PERIOD.  The feasibility period ends 30 days after the Effective Date of the Purchase Agreement. Upon termination of the feasibility period, the Purchaser is required to deliver to Escrow Agent an additional deposit of $250,000.

CLOSING.  The expected closing date of the transaction is May 12, 2006. The Partnership has the right to extend the closing for up to thirty days by delivering written notice to the Purchaser. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser will pay transfer, sales, use, gross receipts or similar taxes, recording costs, any premiums or fees required to be paid with respect to the title policy and one half of the customary closing costs of the Escrow Agent. The Partnership will pay the base premium for the title policy and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.  The risk of loss or damage to Plantation Creek by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Partnership.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without the prior written approval of the Partnership.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Partnership, and neither party will be obligated to proceed with the purchase and sale.  The Partnership expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000 or (ii) seeking specific performance of the Partnership’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.27

Purchase and Sale Contract between Plantation Creek CPGF 22 L.P., a Delaware limited partnership, and TVO Real Estate Corporation, an Illinois Corporation, dated March 13, 2006.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES GROWTH FUND XXII

By:

FOX PARTNERS IV

General Partner

By:

FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

March 17, 2006